EXHIIBIT 99.2

|X|   PLEASE MARK VOTES                     REVOCABLE PROXY
      AS IN THIS EXAMPLE               FIRST SHARES BANCORP, INC.


                      This Proxy is Solicited on Behalf of
                      the Board of Directors of the Company


The undersigned hereby appoints Jerry R. Engle, Frank A. Rogers and R.J. McConnell, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of Common Stock of First Shares Bancorp, Inc. which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on July 13, 2004, at 2:00 p.m., and at any adjournment thereof.


                                               For    Against     Abstain

1.   Proposal to approve  the  Agreement       [_]     [_]         [_]
     and  Plan of  Reorganization  dated
     March 10, 2004

                                             For    Withhold     For All Except
2.    ELECTION OF DIRECTORS
      (except as marked to the                 [_]     [_]           [_]
      contrary below):

      Nominees:

      Jerry R. Engle    H. Dean Hawkins       R. J. McConnell

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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                                               For    Against     Abstain

3.   Proposal to postpone or adjourn the       [_]     [_]         [_]
     meeting    to    permit     further
     solicitation    of   proxies,    if
     necessary

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


     This proxy is solicited on behalf of the Board of Directors of the Company. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR the three nominees and FOR Proposals 1 and 3.

     The undersigned acknowledges receipt from First Shares Bancorp, Inc., prior to the execution of this proxy, of notice of the meeting and an Annual Report.

     When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     Please be sure to sign and date this Proxy in the box below.


                                        [Date:_____________________________]


[________________________________]        [________________________________]
     Shareholder sign above                    Co-holder (if any) sign above

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    Detach above card, sign, date and mail in postage paid envelope provided.

                           FIRST SHARES BANCORP, INC.
               996 South State Road 135 o Greenwood, Indiana 46143
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              PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.
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IF YOUR ADDRESS HAS CHANGED,  PLEASE  CORRECT THE ADDRESS IN THE SPACE  PROVIDED
BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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